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Exhibit 99.2

AstroPower, Inc.
CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO

  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report if AstroPower, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Thomas J. Stiner, Senior Vice President and Chief Financial Officer of the company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

  (3)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 13, 2002	By:	/s/ THOMAS J. STINER Thomas J. Stiner Senior Vice President and Chief Financial Officer

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Exhibit 99.2
AstroPower, Inc. CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO